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                                SECOND RESTATED BYLAWS

                                          OF

                         THE CRABBE HUSON SPECIAL FUND, INC.

                               (AN OREGON CORPORATION)


                                      ARTICLE I

                  NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL

SECTION 1. NAME. The name of the corporation is The Crabbe Huson Special Fund, Inc. (the "Corporation").

SECTION 2. PRINCIPAL OFFICES. The principal office of the Corporation in the state of Oregon shall be located in Portland, Oregon. The Corporation may, in addition, establish and maintain such other offices and places of business as the board of Directors may, from time to time, determine.

SECTION 3. SEAL. The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, and the word "Oregon." The form of the seal shall be subject to alteration by the Board of Directors, and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.


                                      ARTICLE II

                                     SHAREHOLDERS

SECTION 1. PLACE OF MEETINGS. All meetings of the shareholders shall be held at such place within the United States, whether within or outside the state of Oregon, as the Board of Directors shall determine, which shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

SECTION 2. ANNUAL MEETING. For so long as the Corporation is a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), the Corporation shall not be required to hold an annual meeting of its shareholders in any year in which an election of directors is not required by the 1940 Act. The annual meeting of the shareholders of the Corporation, if any, shall be held on a date within the 31-day period ending three months after the end of the Corporation's fiscal year, to be fixed from time to time by the Board of Directors. Any business of the Corporation may be transacted at the annual meeting without being specially designated in the notice except as otherwise provided by statute or by the Corporation's Articles of Incorporation or these Bylaws.

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SECTION 3.  SPECIAL MEETINGS.  Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation's Articles of Incorporation, may be called at any time by resolution of the Board of Directors or by the President. Special meetings of the shareholders shall be called by the Secretary upon the written request of shareholders entitled to vote not less than 10 percent of all the votes entitled to be cast at such meeting, provided that such request shall state the purposes of such meeting and the matters proposed to be acted on.

SECTION 4. NOTICE OF MEETINGS. The Secretary shall cause notice of the place, date and hour and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be served, either personally or by mail, not less than 10 nor more than 60 days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, (1) such notice shall be directed to a shareholder at the shareholder's address as it shall appear on the books of the Corporation (unless the shareholder shall have filed with the transfer agent of the Corporation a written request that notices intended for such shareholder be mailed to some other address, in which case it shall be mailed to the address designated in such request), and (2) such notice shall be deemed to have been given as of the date when it is deposited in the United States mail with first-class postage thereon prepared. The non-receipt of any such notice by any of the shareholders shall not invalidate any action otherwise properly taken by or at any such meeting.

          Notice of any shareholder meeting need not be given to any shareholder who shall sign a written waiver of such notice, whether before or after the time of such meeting, which waiver shall be filed with the record of such meeting, or to any shareholder who is present at such meeting in person or by proxy, unless such shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. Notice of adjournment of a shareholder meeting to another date, time or place need not be given if such date, time and place are announced at the meeting; provided, however, that if a new record date is or must be fixed for the adjourned meeting, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

SECTION 5. QUORUM. The presence at any shareholder meeting, in person or by proxy, of shareholders entitled to cast a majority of the votes shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by statute, by the Corporation's Articles of Incorporation or by these Bylaws. In the absence of a quorum, the holders of a majority of shares entitled to vote at the meeting and present in person or by proxy or, if no shareholder entitled to vote is present in person or by proxy, any officer present entitled to preside or act as Secretary of such meeting may adjourn the meeting without specifying a future meeting date or, from time to time without further notice (except as required under Section 4 above), to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

SECTION 6. VOTING. At each shareholder meeting, each shareholder entitled to vote shall be entitled to one vote for each share of stock of the Corporation validly issued and outstanding and standing in such shareholder's name on the books of the Corporation on the record date fixed in accordance with Section 5 of Article VI of these Bylaws. Except as otherwise specifically provided in the Corporation's Articles of Incorporation or these Bylaws or as required by the provisions of 1940 Act, all matters shall be decided by a vote of the majority of the votes validly cast. The vote upon


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any question shall be by ballot whenever requested by any person entitled to vote, but unless such a request is made, voting may be conducted in any way approved by the shareholders at the meeting.

SECTION 7. SHAREHOLDERS ENTITLED TO VOTE. If the Board of Directors sets a record date for the determination of shareholders entitled to notice of or to vote at any shareholder meeting in accordance with Section 5 of Article VI hereof, each shareholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock standing in such shareholder's name on the books of the Corporation on such record date. If no record date has been fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the 30th day before the meeting or, if notice is waived by all shareholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

SECTION 8. PROXIES. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been signed by the shareholder or by the shareholder's duly authorized attorney. Unless a proxy provides otherwise, it shall not be valid more than 11 months after its date. Proxies shall be delivered prior to the meeting to the Secretary of the Corporation or to the person acting as Secretary of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless, at or prior to exercise of such proxy, the Corporation receives a specific written notice to the contrary from any one of them.

SECTION 9. ACTION WITHOUT MEETING. Any action to be taken by shareholders may be taken without a meeting if (1) all shareholders entitled to vote on the matter consent to the action in writing, (2) all shareholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent, and (3) said consents and waivers are filed with the records of the meetings of shareholders. Such consent shall be treated for all purposes as a vote at the meeting.


                                     ARTICLE III

                                  BOARD OF DIRECTORS

SECTION 1. POWERS. Except as otherwise provided by law, by the Corporation's Articles of Incorporation or by these Bylaws, the business and affairs of the Corporation shall be managed under the direction of, and all the powers of the Corporation shall be exercised by or under authority of, its Board of Directors.

SECTION 2. NUMBER AND TERM. The Board of Directors shall consist of not fewer than three nor more than ten directors, as specified from time to time by a resolution of a majority of the entire Board of Directors, provided that at least 40 percent of the entire Board of Directors shall be persons who are not interested persons of the Corporation, as defined in the 1940 Act. Each director (whenever selected) shall hold office until such director's successor is elected and qualified or until his or her earlier death, resignation or removal.

SECTION 3. ELECTION. At the first annual meeting of shareholders and at each annual meeting thereafter, directors shall be elected by vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon.


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SECTION 4.  VACANCIES AND NEWLY CREATED DIRECTORSHIPS.  If any vacancies shall occur in the Board of Directors by reason of death, resignation, removal or otherwise, of if the authorized number of directors shall be increased, the directors then in office shall continue to act, and such vacancies (if not previously filled by the shareholders) may be filled by a majority of the directors then in office, although less than a quorum, except that a newly created directorship may be filled only by a majority vote of the entire Board of Directors; provided, however, that immediately after filling such vacancy, at least two-thirds of the directors then holding office shall have been elected to such office by the shareholders of the Corporation. If at any time, other than the time preceding the first annual shareholder meeting, less than a majority of the directors of the Corporation holding office at that time were elected by the shareholders, a meeting of the shareholders shall be held promptly and in any event within 60 days for the purpose of electing directors to fill any existing vacancies in the Board of Directors, unless the Securities and Exchange Commission ("SEC") or any court of competent jurisdiction shall by order extend such period.

SECTION 5. REMOVAL. At any meeting of shareholders duly called and at which a quorum is present, the shareholders may, by the affirmative votes of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office, with or without cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of the removed directors.

SECTION 6. REGULAR MEETINGS. The Board of Directors, from time to time, may provide by resolution for the holding of regular meetings and fix their time and place within or outside the state of Oregon. Notice of such regular meetings need not be in writing, provided that written notice of any change was made in the manner provided in Section 7 of this Article III for notice of special meetings. Except as provided by the 1940 Act, members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

SECTION 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time or place and for any purpose when called by the President, the Chairman of the Board or by a majority of the directors. Notice of special meetings, stating the time and place, shall be (1) mailed to each director at such director's residence or regular place of business at least five days before the day on which a special meeting is to be held, or (2) delivered to the director personally or transmitted to him or her by telegraph, cable or wireless at least one day before the meeting, or (3) given orally, either in person or by telephone, at least one day before the meeting.

SECTION 8. WAIVER OF NOTICE. No notice of any meeting need be given to any director who waives notice of such meeting in writing (whichever waiver shall be filed with the records of such meeting), whether before or after the time of the meeting, or who is present at the meeting, unless such director, at the beginning of the meeting or promptly upon his or her arrival, objects to the holding of the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

SECTION 9. QUORUM AND VOTING. At all meetings of the Board of Directors, the presence of one-third of the entire number of directors then prescribed, as set forth in Section 2 of this Article III, or


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if no number is prescribed, one-third of the entire number of directors then in office (but in no event less than two directors) shall be necessary to constitute a quorum and shall be sufficient for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by law, by the Corporation's Articles of Incorporation or by these Bylaws.

SECTION 10. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board or Directors or of any committee thereof may be taken without a meeting if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

SECTION 11. COMPENSATION OF DIRECTORS. The Board of Directors may, by resolution, determine what compensation and reimbursement of expenses of attendance at meetings, if any, shall be paid to directors in connection with their service on the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity or from receiving compensation for such service.


                                      ARTICLE IV

                                      COMMITTEES

SECTION 1. ORGANIZATION. By resolution adopted by the Board of Directors, the Board may designate one or more committees, including an Executive Committee. The Chairmen of such committees shall be elected by the Board of Directors.
Each member of a committee shall be a director and shall hold his or her position on the committee at the pleasure of the Board. The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees. The Board may delegate to these committees any of its powers, except the power to declare a dividend, authorize the issuance or reacquisition of stock, recommend to shareholders any action requiring shareholder approval, amend these Bylaws or the Articles of Incorporation, fill vacancies on the Board of Directors, or approve any merger or share exchange which does not require shareholder approval.

SECTION 2. EXECUTIVE COMMITTEE. There may be an Executive Committee of two or more directors appointed by the Board, which may meet at stated times or on notice to all by any of its members. The Executive Committee shall consult with and advise the officers of the Corporation in the management of its business and exercise such powers of the Board of Directors as may be lawfully delegated by the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report its actions to the Board when requested or required.

SECTION 3. OTHER COMMITTEES. The Board of Directors may appoint other committees, which shall have such powers and perform such duties as may be delegated from time to time by the Board.

SECTION 4. PROCEEDINGS AND QUORUM. In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations not inconsistent with law, the


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Corporation's Articles of Incorporation or these Bylaws to govern its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

                                      ARTICLE V

                                       OFFICERS

SECTION 1. GENERAL. The officers of the Corporation shall be a President, a Secretary and a Treasurer, and may include one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 9 of this Article V. The Board of Directors may elect, but shall not be required to elect, a Chairman of the Board.

SECTION 2. ELECTION, TENURE AND QUALIFICATIONS. The officers of the Corporation, except those appointed as provided in Section 9 of this Article V, shall be elected by the Board of Directors annually, at the first regular meeting of the Board following the annual meeting of the shareholders, or, if no annual meeting of the shareholders has been held, at the first regular meeting of the Board following the end of the month in which the annual meeting of shareholders would have been held. If any officers are not chosen at such meeting, such officers may be chosen at any subsequent regular or special meeting of the Board. Except as otherwise provided in this Article V, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his or her successor shall have been elected and qualified. Any person may hold one or more offices of the Corporation except the offices of President and Vice President. The Chairman of the Board shall be elected from among the directors of the Corporation and may hold such office only so long as he or she continues to be a director. No other officer need be a director.

SECTION 3. REMOVAL AND RESIGNATION. Whenever in the Board's judgment the best interest of the Corporation will be served thereby, any officer may be removed from office by the vote of a majority of the members of the Board of Directors given at a regular meeting or any special meeting called for such purpose. Any officer may resign his or her office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

SECTION 4. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there be such an officer, shall preside at all shareholder meetings and at all meetings of the Board of directors and shall be ex officio a member of all committees of the Board of Directors. The Chairman shall have such powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors.

SECTION 5. PRESIDENT. The President shall be the chief executive officer of the Corporation and, in the absence of the Chairman of the Board or if no Chairman of the Board has been chosen, the President shall preside at all shareholder meetings and at all meetings of the Board of Directors and shall in general exercise the powers and perform the duties of the Chairman of the Board. Subject to the supervision of the Board of Directors, the President shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and


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agents.  Except as the Board of Directors may otherwise order, the President may sign in the name and on behalf of the Corporation all deeds, bonds, contracts or agreements, and the President shall exercise such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

SECTION 6. VICE PRESIDENT. The Board of Directors may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

SECTION 7. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, the Treasurer shall have general supervision of the funds and property of the Corporation and of the performance by the custodian of its duties with respect thereto. The Treasurer shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his or her transactions as Treasurer; and as soon as possible after the close of each financial year, the Treasurer shall make and submit to the Board of Directors a
like report for such financial year.   The Treasurer shall perform all acts
incidental to the office of Treasurer, subject to the control of the Board of Directors.

          Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign and, in the absence of the Treasurer, the Assistant Treasurer may perform all the duties of the Treasurer.

SECTION 8. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the shareholders and directors in books to be kept for that purpose. The Secretary shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall, at all reasonable times, be open to inspection by any director. The Secretary shall perform such other duties as pertain to his or her office or as may be required by the Board of Directors.

          Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign and, in the absence of the Secretary, may perform all the duties of the Secretary.

SECTION 9. SUBORDINATE OFFICERS. The Board of Directors, from time to time, may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors, from time to time, may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.


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SECTION 10.  COMPENSATION.  The salaries or other compensation of the officers of the Corporation shall be fixed, from time to time, by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 9 of this Article V.

SECTION 11. SURETY BONDS. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the SEC) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of the officer's or agent's duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his or her hands.


                                      ARTICLE VI

                                    CAPITAL STOCK

SECTION 1. CERTIFICATES OF STOCK. The interest of each shareholder of the Corporation shall be evidenced by an entry in the stock transfer records of the Corporation. Unless the Board of Directors specifies otherwise, certificates representing shares of stock of the Corporation will not be issued. Any certificates issued for shares of stock shall be in such form as the Board of Directors may, from time to time, prescribe. No certificate shall be valid unless it is signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant of the Corporation and sealed with its seal, or bears the facsimile signatures of such officers and a facsimile of such seal.

SECTION 2. TRANSFER OF SHARES. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his or her duly authorized attorney or legal representative upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, if certificates were issued, or upon written request in proper form by the shareholder to the Corporation or its transfer agent, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The shares of stock of the Corporation may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Corporation.

SECTION 3. STOCK LEDGERS. The stock ledgers of the Corporation, containing the names and addresses of the shareholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or at the offices of the transfer agent of the Corporation.

SECTION 4. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may, from time to time, appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made, all certificates representing shares of capital stock thereafter issued, if any, shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and


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shall not be valid unless so countersigned.  If the same person shall be both transfer agent and registrar, only one counter-signature by such person shall be required.

SECTION 5. FIXING OF RECORD DATE. The Board of Directors may fix in advance a date as a record date for the determination of the shareholders entitled to notice of or to vote at any shareholder meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, provided that
(1) such record date shall be within 60 days prior to the date on which the particular action requiring such determination will be taken, and (2) in the case of a meeting of shareholders, the record date shall be at least ten days before the day of the meeting.

SECTION 6. LOST, STOLEN, OR DESTROYED CERTIFICATES. Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen or destroyed, the Board of directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or the owner's legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.


                                     ARTICLE VII

                              FISCAL YEAR AND ACCOUNTANT

SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

SECTION 2. ACCOUNTANT. The Corporation shall employ an independent public accountant or a firm of independent public accountants as its Accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The Accountant's certificates and reports shall be addressed both to the Board of Directors and to the shareholders. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith, without any penalty, by vote of a majority of the outstanding voting securities, as defined in the 1940 Act, at any shareholder meeting called for that purpose.

          A majority of the members of the Board of Directors who are not interested persons, as such term is defined in the 1940 Act, of the Corporation shall select the Accountant at any meeting held within 30 days before or after the beginning of the fiscal year of the Corporation or before the annual shareholder meeting in that year (or, if the Corporation does not hold an annual shareholder meeting in that year, within 30 days before or 90 days after the beginning of that fiscal year). Such selection shall be submitted for ratification or rejection at the next succeeding annual shareholder meeting. If the Corporation's shareholders shall reject such selection, the Accountant shall be selected by majority vote of the Corporation's outstanding voting securities, as defined in the 1940 Act, either at the meeting at which the rejection occurred or at a subsequent meeting of shareholders called for that purpose.


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          Any vacancy occurring between annual meetings, due to the resignation of the Accountant, may be filled by the vote of a majority of the members of the Board of Directors who are not interested persons of the Corporation, as such term is defined in the 1940 Act.

                                     ARTICLE VIII

                                CUSTODY OF SECURITIES

SECTION 1. EMPLOYMENT OF CUSTODIAN. All assets of the Corporation shall be held by one or more custodian banks or trust companies meeting the requirements of the 1940 Act, and having capital, surplus and undivided profits of at least $1,000,000 and the assets of the Corporation may be registered in the name of the Corporation, or any such custodian, or a nominee of either of them. The terms of any custodian agreement shall be determined by the Board of Directors, which terms shall be in accordance with the provisions of the 1940 Act.

          Subject to such rules, regulations and orders as the SEC may adopt, the Corporation may direct a custodian to deposit all or any part of the securities owned by the Corporation in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the SEC, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Corporation or a custodian.


                                      ARTICLE IX

                          INVESTMENT AND OTHER RESTRICTIONS

          Investment restrictions (1) through (17) described below have been adopted by the Corporation as fundamental investment policies. These fundamental investment policies may not be changed without approval by a majority vote of the Corporation's outstanding securities, as defined in the 1940 Act.

          The Corporation may not:

          (1) Invest an amount which exceeds 5 percent of the value of the Corporation's total assets in the securities of any one issuer. This restriction does not apply to holdings of governmental securities.

          (2)  Invest more than 25 percent of its assets in any one industry.

          (3)  Issue any senior securities.

          (4) Purchase the securities of any issuer for the purpose of exercising control of management, and it may not acquire or own more than 10 percent of any class of the securities of any company.


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          (5)  Sell securities short unless the following guidelines are followed:

               a. When the Special fund makes a short sale, it must leave the proceeds from the short sale with the broker and it must also deposit with the broker a certain amount of cash or liquid securities to collateralize its obligation to replace the borrowed securities which have been sold

               b. The Special fund must put in a segregated account (not with the broker) an amount of cash or liquid securities equal to the difference between the market value of the securities sold short at the time they were sold short and any cash or liquid securities deposited as collateral with the broker in connection with the short sale (not including the proceeds from the short sale).

               c. Until the Fund replaces the borrowed security, it will daily maintain the segregated account at a level so that (1) the amount deposited in it plus the amount deposited with the broker (not including the proceeds from the short sale) will equal the current market value of the securities sold short, (2) the amount deposited in it plus the amount deposited with the broker (not including the proceeds from the short sale) will not be less than the market value of the securities at the time they were sold short.

               d. As a result of the above requirements, the Special Fund will not gain any leverage merely by selling short, except to the extent that it earns interest on the immobilized cash or liquid securities while also being subject to the possibility of gain or loss from the securities sold short.

               e. The amount of the Special fund net assets that will at any time be in the type of deposits described above (that is, collateral deposits or segregated accounts) will not exceed 25 percent with respect to short sales other than "against the box."

               f. The special fund may also make short sales "against the box." While a short sale is made by selling a security the Special Fund does not own, a short sale is "against the box" to the extent that the Special Fund contemporaneously owns or has the right to obtain securities identical to those sold short at no added cost.

          (6) Invest in any security that would subject the Corporation to unlimited liability (including, but not limited to, nonpublicly traded debt securities).

          (7) Underwrite the securities of other issuers or invest in restricted securities (including, but not limited to, nonpublicly traded debt securities).

          (8) Invest in securities of other investment companies except as set forth in the Corporation's then current Prospectus and Statement of Additional Information.

          (9) Purchase securities on margin, except that the sale of securities short, pursuant to section (5) of this Article, is permitted.


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

          (10) Write uncovered put or call options.

          (11) Purchase portfolio securities from or sell portfolio securities directly to any of the officers, directors or employees of the Corporation or the Corporation's investment adviser as principal for their own account.

          (12) Purchase or sell commodities or commodity contracts.

          (13) Purchase or sell real estate or real estate mortgages, provided that the Corporation may invest in marketable securities that are secured by real estate or interests therein or are issued by companies which invest in real estate or interests therein, such as publicly traded real estate investment trusts.

          (14) Purchase or sell interests in oil, gas or other mineral exploration or development programs.

          (15) Lend its portfolio securities, except as set forth in the Corporation's then current Prospectus and Statement of Additional Information.

          (16) Make loans to other persons, provided that, for purposes of this restriction the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, short term commercial paper, certificates of deposit, bankers' acceptances and paper, certificates of deposit, bankers' acceptances and repurchase agreements shall not be deemed to be the making of a loan.

          (17) Borrow money, except as set forth in the Corporation's then current Prospectus and Statement of Additional Information. In no case will borrowings exceed one-third of the value of the Corporation's total assets immediately after any such borrowing. If, for any reason, the current value of the Corporation's total assets falls below an amount equal to three times the amount of its indebtedness for money borrowed, the Corporation will, within three days (not including Sundays and holidays), reduce its indebtedness to the extent necessary to satisfy the one-third test.


                                      ARTICLE  X

                                      AMENDMENTS

SECTION 1. BY SHAREHOLDERS. These Bylaws may be adopted, amended or repealed by vote of the holders of a majority of the votes validly cast at any annual or special meeting of the shareholders at which a quorum is present or represented, provided that notice of the proposed amendment shall have been contained in the notice of the meeting.

SECTION 2. BY DIRECTORS. The directors may adopt, amend or repeal any Bylaw by majority vote of all of the directors in office at any regular meeting, or at any special meeting if notice of the proposed Bylaw, amendment or repeal shall have been included in the notice of such meeting.

Adopted:  November 18, 1997


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